Exhibit 99.1

Information Relating to Part II.

Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of ordinary shares of Trinseo S.A., registered pursuant to the Registration Statement on Form S-3 (No. 333-210226)  filed on March 15, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$129,855

FINRA filing fee	193,929

Printing and engraving expenses	75,000

Legal fees and expenses	430,000

Accounting fees and expenses	325,000

Transfer Agent and Registrar fees	10,000

Miscellaneous	36,216

Total	$1,200,000